UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date of earliest event reported) November 9, 2011

AutoNation, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address Of Principal Executive Offices, Including Zip Code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 9, 2011, Kevin P. Westfall, Senior Vice President, Sales of AutoNation, Inc. (the “Company”), resigned from the Company to pursue other opportunities. David L. Koehler, a Market President in the Company's Florida Region, was promoted to the position of Senior Vice President, Variable Operations, effective November 14, 2011.
In connection with Mr. Westfall's separation, on November 11, 2011, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Westfall. Pursuant to the terms of the Agreement, in consideration for, among other things, his compliance with non-solicitation, confidentiality and cooperation obligations, as well as his compliance with all other agreements between him and the Company, including non-competition agreements, Mr. Westfall will receive the following payments:

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$482,040, his current base salary, as follows: a lump sum payment of $241,020, less applicable taxes and withholdings, on the Company's next payroll date, and the remaining portion, less applicable taxes and withholdings, in 12 equal installments on a consecutive semi-monthly basis beginning on the Company's first payroll date after May 9, 2012; and

•
a 2011 performance bonus, pro rated for 11 months service, to the extent earned under the Company's corporate bonus plan, payable at the same time and at the same level as other corporate bonuses are paid.

Since Mr. Westfall was retirement eligible under the Company's equity compensation plans, pursuant to the terms of those plans all unvested options and unvested shares of restricted stock held by him became immediately vested on November 9, 2011, and all such options and all currently outstanding vested options held by Mr. Westfall will remain exercisable until the earlier of (a) the applicable expiration date or (b) the third anniversary of November 9, 2011.
The foregoing summary of the Agreement is qualified in its entirety by reference to such Agreement. The Agreement is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Separation Agreement, dated as of November 11, 2011, by and between AutoNation, Inc. and Kevin P. Westfall.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	November 14, 2011	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated as of November 11, 2011, by and between AutoNation, Inc. and Kevin P. Westfall.